Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 7, 2013, pursuant to the Agreement for the acquisition, a wholly-owned subsidiary of JDS Uniphase Corporation (“JDSU,” also referred to as “the Company”) acquired Arieso Limited (“Arieso”), a privately-held company based in the United Kingdom (“U.K.”). The acquisition was accounted for in accordance with the authoritative guidance on business combinations.

The following unaudited pro forma financial statements and related notes present the historical consolidated balance sheet and statements of operations of the Company adjusted to reflect the Company’s acquisition of all outstanding shares of Arieso. The assumptions and adjustments, including the conversion of the Arieso financial information from the applicable International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board to the generally accepted accounting principles in the United States (“U.S. GAAP”) and the translation of British pounds sterling to U.S. dollars, are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of December 29, 2012 gives effect to the acquisition of Arieso as if it had occurred on December 29, 2012. The unaudited pro forma condensed combined statements of operations for the six months ended December 29, 2012 and for the year ended June 30, 2012 give effect to the acquisition as if it had occurred on July 3, 2011, the first day of the Company’s fiscal year 2012.

JDSU has a different fiscal year end than Arieso. JDSU utilizes a 52-53 week fiscal year ending on the Saturday closest to June 30th; and Arieso’s fiscal year ends on December 31 of each year. JDSU’s fiscal year ended June 30, 2012 represents the 52 weeks from July 3, 2011 through June 30, 2012. As the fiscal years differ by more than 93 days, financial information for Arieso for the six months ended December 29, 2012 and the twelve month period ended June 30, 2012 has been used in preparation of the pro forma financial statements. The Arieso financial information for the six months period ended December 29, 2012 was prepared by adding the two unaudited quarterly consolidated statements of operations of Arieso for the quarters ended September 30, 2012 and December 31, 2012. The two unaudited quarterly consolidated statements of operations were obtained from Arieso’s accounting records that formed the basis for the audited consolidated statement of operations for the year ended December 31, 2012 included in Exhibit 99.1 to this Current Report on Form 8-K/A. The Arieso financial information for the twelve month period ended June 30, 2012 was prepared by adding the four unaudited quarterly consolidated statements of operations for the quarters ended September 30, 2011, December 31, 2011, March 31, 2012 and June 30, 2012. The four quarterly consolidated statements of operations were obtained from Arieso’s accounting records that formed the basis for the audited consolidated statements of operations for the years ended December 31, 2012 and 2011 included in Exhibit 99.1 to this Current Report on Form 8-K/A. Arieso’s balance sheet as of December 29, 2012 was derived from its audited consolidated balance sheet as of December 31, 2012 included in Exhibit 99.1 to this Current Report on Form 8-K/A.

The Company’s consolidated balance sheet and statements of operations information as of and for the six months ended December 29, 2012 were derived from its unaudited consolidated financial statements included in its Form 10-Q for the six months ended December 29, 2012, (the “JDSU 10-Q”). The Company’s consolidated statement of operations information for the year ended June 30, 2012 was derived from its audited consolidated financial statements included in the Current Report on Form 8-K dated December 14, 2012 for the year ended June 30, 2012, filed by the Company with the Securities and Exchange Commission (the “JDSU 8-K”).

In accordance with the authoritative guidance on business combinations, the tangible and intangible assets acquired and liabilities assumed were recorded at fair value on the acquisition date. The purchase price allocation is considered preliminary and is subject to change once the Company receives certain information it believes is necessary to finalize its determination of the fair value of assets acquired and liabilities assumed under the acquisition. Accordingly, the unaudited pro forma condensed combined financial statements include the preliminary fair value of assets acquired and liabilities assumed, which may differ from the finalized fair value amounts.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma condensed combined financial statements also do not include any future integration costs. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had JDSU and Arieso been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical unaudited consolidated financial statements of JDSU as of and for the six months ended December 29, 2012 included in the JDSU 10-Q; the historical audited consolidated financial statements of JDSU as of and for the year ended June 30, 2012 included in the JDSU 8-K; and the historical audited consolidated financial statements of Arieso as of and for the years ended December 31, 2012 and 2011 included in Exhibit 99.1 to this Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 29, 2012

(in millions)

			Arieso
		Arieso	IFRS
	JDSU	IFRS	(in	U.S. GAAP		Pro Forma		Pro Forma
	Historical	(in GBP)	USD)**	Adjustments		Adjustments		Combined
ASSETS
Cash, cash equivalents and short-term investments*	$740.2	£3.8	$6.1	$—		$(77.7	)(a)	$668.6
Accounts receivable, net	278.8	7.0	11.3	(3.8	)(i)	(0.5	)(m)	285.8
Inventories, net	179.3	—	—	—		—		179.3
Other current assets	78.4	1.8	2.9	(2.3	)(ii)	0.8	(b)(g)	79.8
Total current assets	1,276.7	12.6	20.3	(6.1)		(77.4)		1,213.5
Property, plant and equipment, net	250.3	0.5	0.8	—		—		251.1
Goodwill	75.3	—	—	—		40.8	(c)	116.1
Intangibles, net	139.9	—	—	—		48.7	(d)	188.6
Other non-current assets	70.7	0.4	0.6	—		2.1	(e)	73.4
Total assets	$1,812.9	£13.5	$21.7	$(6.1)		$14.2		$1,842.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities other than short-term deferred revenue	$495.3	£2.4	$3.9	$—		$2.4	(f)(l)	$501.6
Deferred revenue	59.9	5.0	8.0	(3.8	)(i)	(2.7	)(h)	61.4
Total current liabilities	555.2	7.4	11.9	(3.8)		(0.3)		563.0
Non-current liabilities	192.5	—	—	—		23.6	(i)(j)	216.1
Total stockholders’ equity	1,065.2	6.1	9.8	—		(11.4	)(k)(f)	1,063.6
Total liabilities and stockholders’ equity	$1,812.9	£13.5	$21.7	$(3.8)		$11.9		$1,842.7

* The historical JDSU and pro forma combined balances include short-term restricted cash of $30.9 million.

** Arieso’s balance sheet as of December 31, 2012 converted from British pound sterling to U.S. dollars using an exchange rate of $1.6125 per pound.

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2012

(in millions), except per share data

		Arieso	Arieso
		IFRS	IFRS
	JDSU	(in	(in	U.S. GAAP		Pro Forma		Pro Forma
	Historical	GBP)**	USD)*	Adjustments		Adjustments		Combined
Net revenue	$1,662.4	£9.6	$15.3	$(1.7	)(iii)	$—		$1,676.0
Cost of sales	898.3	1.9	3.0	—		—		901.3
Amortization of acquired technologies	58.6	—	—	—		6.6	(n)	65.2
Gross profit	705.5	7.7	12.3	(1.7)		(6.6)		709.5
Operating expenses:
Research and development	244.0	1.9	3.0	—		—		247.0
Selling, general and administrative	425.8	5.7	9.0	—		—		434.8
Amortization of other intangibles	21.7	—	—	—		4.3	(n)	26.0
Loss on disposal and impairment of long-lived assets	1.2	—	—	—		—		1.2
Restructuring and related charges	12.4	—	—	—		—		12.4
Total operating expenses	705.1	7.6	12.0	—		4.3		721.4
Income (loss) from operations	0.4	0.1	0.3	(1.7)		(10.9)		(11.9)
Non-operating expense, net	(14.5)	—	—	—		—		(14.5)
(Loss) income from continuing operations before income taxes	(14.1)	0.1	0.3	(1.7)		(10.9)		(26.4)
Provision (benefit) for income taxes	12.0	(0.2)	(0.3)	—		(2.9	)(o)	8.8
Income (loss) from continuing operations, net of tax	(26.1)	0.3	0.6	(1.7)		(8.0)		(35.2)
Loss from discontinued operations, net of tax	(29.5)	—	—	—		—		(29.5)
Net income (loss)	$(55.6)	£0.3	$0.6	$(1.7)		$(8.0)		$(64.7)

Basic and diluted net loss per share from:
Continuing operations, net of tax	$(0.11)							$(0.15)
Discontinued operations, net of tax	(0.13)							(0.13)
Net loss	$(0.24)							$(0.28)

Shares used in per share calculation:
Basic	230.0							230.0
Diluted	230.0							230.0

* Arieso’s statement of operations for year ended June 30, 2012, converted from British pound sterling to U.S. dollars using an exchange rate of $1.5845 per pound.

** Certain changes were made to align Arieso’s financial information with JDSU presentation. This includes disaggregating Arieso’s reported administrative expenses into research and development and selling, general and administrative expenses.

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended December 29, 2012

(in millions), except per share data

		Arieso	Arieso
		IFRS	IFRS
	JDSU	(in	(in USD)	U.S. GAAP		Pro Forma		Pro Forma
	Historical	GBP)**	*	Adjustments		Adjustments		Combined
Net revenue	$850.3	£8.2	$13.1	$(10.0	)(iii)	$—		$853.4
Cost of sales	457.0	1.5	2.4	—		—		459.4
Amortization of acquired technologies	31.7	—	—	—		3.3	(n)	35.0
Gross profit	361.6	6.7	10.7	(10.0)		(3.3)		359.0
Operating expenses:
Research and development	125.1	1.1	1.7	—		—		126.8
Selling, general and administrative	210.1	3.8	6.1	—		—		216.2
Amortization of other intangibles	5.7	—	—	—		1.5	(n)	7.2
Restructuring and related charges	5.7	—	—	—		—		5.7
Total operating expenses	346.6	4.9	7.8	—		1.5		355.9
Income (loss) from operations	15.0	1.8	2.9	(10.0)		(4.8)		3.1
Non-operating expense, net	(14.0)	—	—	—		—		(14.0)
(Loss) income from continuing operations before income taxes	1.0	1.8	2.9	(10.0)		(4.8)		(10.9)
Provision (benefit) for income taxes	7.5	—	0.1	—		(3.0	)(o)	4.6
Income (loss) from continuing operations, net of tax	(6.5)	1.8	2.8	(10.0)		(1.8)		(15.5)
Loss from discontinued operations, net of tax	(1.0)	—	—	—		—		(1.0)
Net income (loss)	$(7.5)	£1.8	$2.8	$(10.0)		$(1.8)		$(16.5)

Basic and diluted net loss per share from:
Continuing operations, net of tax	$(0.03)							$(0.07)
Discontinued operations, net of tax	—							—
Net loss	$(0.03)							$(0.07)

Shares used in per share calculation:
Basic	233.6							233.6
Diluted	233.6							233.6

* Arieso’s statement of operations for year ended December 31, 2012, converted from British pound sterling to U.S. dollars using an exchange rate of $1.5937 per pound.

** Certain changes were made to align Arieso’s financial information with JDSU presentation. This includes disaggregating Arieso’s reported administrative expenses into research and development and selling, general and administrative expenses.

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.              Basis of Pro Forma Presentation

The unaudited pro forma combined balance sheet as of December 29, 2012 and the unaudited pro forma condensed combined statements of operations for the six months ended December 29, 2012 and the year ended June 30, 2012 are based on historical financial statements of JDS Uniphase Corporation (“JDSU,” also referred to as “the Company”) and Arieso Limited (“Arieso”) and include all adjustments that give effect to events that are directly attributable to the acquisition of Arieso. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma condensed combined financial statements also do not include any future integration costs.

The unaudited pro forma condensed combined balance sheet as of December 29, 2012 gives effect to the acquisition of Arieso as if it had occurred on December 29, 2012. The unaudited pro forma condensed combined statements of operations for the six months ended December 29, 2012 and for the year ended June 30, 2012 give effect to the acquisition as if it had occurred on July 3, 2011, the first day of the Company’s fiscal year 2012.

The pro forma information is presented solely for illustrative purposes and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had JDSU and Arieso been a combined company during the specified periods.

2.              Summary of Significant Accounting Policies

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies adopted by JDSU in conformity with U.S. GAAP. These accounting policies differ in certain respects from the historical Arieso accounting policies. The adjustments made to align Arieso’s IFRS financial information with U.S. GAAP are described in “Note 4 U.S. GAAP Adjustments”.

3.              Preliminary Acquisition Consideration and Purchase Price Allocation

On March 7, 2013 (“Closing Date”), the Company completed the acquisition of Arieso, a privately-held company headquartered in the United Kingdom. Arieso is a provider of location-aware software solutions that enable mobile network operators to boost 2G, 3G and 4G/Long Term evolution (“LTE”) network performance and enrich the mobile subscriber experience.

The Company acquired all outstanding shares of Arieso for approximately $90.0 million in cash subject to working capital adjustments, including holdback payments of approximately $12.8 million which are reserved for potential breaches of representations and warranties. The holdback payments, minus any deductions for actual or pending claims, will be released more than one year after the Closing Date.

The Company accounted for the transaction in accordance with the authoritative guidance on business combinations; therefore, the tangible and intangible assets acquired and liabilities assumed were recorded at fair value on the acquisition date.

The purchase price was allocated as follows (in millions):

Net tangible assets acquired	$0.5
Intangible assets acquired:
Developed technology	32.8
Customer relationships	14.5
Order backlog	1.4
Goodwill	40.8
Total purchase price	$90.0

The amounts above are considered preliminary and are subject to change once the Company receives certain information it believes is necessary to finalize its determination of the fair value of assets acquired and liabilities assumed under the acquisition.

The following table summarizes the components of the tangible assets acquired at fair value (in millions):

Cash	$4.1
Accounts receivable	8.4
Property and equipment	0.6
Accounts payable	(0.3)
Accrued expenses, net of other assets	(1.4)
Employee related liabilities	(1.4)
Deferred revenue	(1.7)
Deferred tax liabilities, net	(7.8)
Net tangible assets acquired	$0.5

Acquired intangible assets are classified as Level 3 assets for which fair value is derived from valuation based on inputs that are unobservable and significant to the overall fair value measurement. The fair value of acquired developed technology, customer relationships and order backlog was determined based on an income approach using the discounted cash flow method. The acquired developed technology and customer relationship intangible assets are being amortized over their estimated useful lives of five years. Order backlog is being amortized over 4 months.

The goodwill arising from this acquisition is primarily attributed to sales of future products and services and the assembled workforce of Arieso and represents the excess of the preliminary acquisition consideration over the estimated fair values of the net assets acquired. Goodwill will be assigned to the Communication Test and Measurement segment of JDSU and is not deductible for tax purposes. Goodwill is not being amortized but is reviewed annually for impairment or more frequently if impairment indicators arise, in accordance with authoritative guidance.

4.              U.S. GAAP Adjustments

Adjustments have been made to convert the Arieso IFRS financial information to U.S. GAAP. The U.S. GAAP adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(i)                                     Adjustment to eliminate gross up of pre-billed receivables and corresponding deferred revenue recorded by Arieso under IFRS which under U.S. GAAP would be presented on a net basis.

(ii)                                  Adjustment made to eliminate certain receivables recorded by Arieso based on revenue recognition criteria under IFRS which under U.S. GAAP are not realizable.

(iii)                               Adjustments to reflect the net revenue that would have been recognized had Arieso followed the authoritative guidance on revenue recognition under U.S. GAAP.

5.              Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the acquisition’s estimated consideration and to adjust amounts related to the tangible and intangible assets and liabilities of Arieso to reflect the preliminary estimate of their fair values and the impact on the statement of operations as if JDSU and Arieso had been combined during the periods presented. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)                                 To record cash consideration paid by JDSU as part of the acquisition.

(b)                                 To record the receivable related to the exercise of vested stock options of Arieso in conjunction with the acquisition closing.

(c)                                  To record goodwill related to the acquisition.

(d)                                 To record estimated fair value of the Arieso identifiable intangible assets acquired.

(e)                                  To eliminate the existing deferred tax assets and establish deferred tax asset on net operating losses carried forward based on the statutory tax rate of the U.K. jurisdiction as if the acquisition closed on December 29, 2012.

(f)                                   To record the estimated transaction costs of approximately $1.6 million which were incurred after December 29, 2012. These estimated transaction costs are included in current liabilities other than short-term deferred revenue and stockholder’s equity as of December 29, 2012, as the transaction costs are assumed to have been incurred prior to closing of the acquisition on December 29, 2012.

(g)                                  To record the estimated working capital adjustment as if the acquisition closed on December 29, 2012.

(h)                                 To reflect the estimated fair value of Arieso deferred revenue as if the acquisition took place on December 29, 2012.

(i)                                     To record the hold back payments of approximately $12.8 million. The holdback payments are reserved for potential breaches of representations and warranties. The holdback payments, minus any deductions for actual or pending claims, will be released more than one year after the Closing Date.

(j)                                    To establish deferred income tax liabilities associated with the Arieso intangible assets acquired based on statutory tax rate of the U.K. jurisdiction as if the acquisition closed on December 29, 2012.

(k)                                 To record the elimination of the Arieso equity accounts of ordinary stock, share premium/additional paid in capital and retained earnings.

(l)                                     To record tax liability related to stock compensation of Arieso’s employees.

(m)                             To reflect the fair value of accounts receivable acquired as a result of the acquisition.

(n)                                 Adjustments to record the amortization of intangibles (i.e., developed technology and other intangibles) from the acquisition of Arieso.

(o)                                 Adjustments to record the benefit for income taxes at statutory rates of the U.K. jurisdiction for the year ended June 30, 2012 and for the six months ended December 29, 2012 as if JDSU and Arieso had been a combined company during the pro forma periods.

6.              Non-recurring Transaction Costs

JDSU and Arieso have incurred and JDSU will continue to incur certain non-recurring transaction expenses. Non-recurring transaction expenses were incurred after the six months ended December 29, 2012. The pro forma condensed combined balance sheet as of December 29, 2012 includes an adjustment of $1.6 million to current liabilities other than short term deferred revenue for transaction expenses incurred by JDSU subsequent to December 29, 2012. These transaction expenses are not reflected in the pro forma condensed combined statement of operations as they are not expected to have a continuing impact on operations.